UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2021 (October 31, 2021)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

5 Hatnufa St., Yokneam Industrial Zone, Yokneam, Israel	2069200
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2021, Mr. Yehuda Holtzman, the Chief Executive Officer of On Track Innovations Ltd. (the “Company”), provided a notice of his resignation from the position of the Chief Executive Officer to the Board of Directors of the Company (the “Board”), effective November 3, 2021, for personal reasons. Mr. Holtzman’s resignation was not the result of any disagreement with the Company or the Board.

Also on November 3, 2021, in connection with Mr. Holtzman’s resignation, Mr. Amir Eilam, who currently serves as Vice President of Research and Development of the Company, was appointed by the Board as the Company’s Chief Executive Officer to serve in such capacity effective immediately. In addition to serving as Chief Executive Officer, Mr. Amir Eilam will continue to serve as Vice President of Research and Development, until a replacement is appointed.

Mr. Eilam, age 42, has held various positions with the Company since 2005. Mr. Eilam is has led the Company’s research and development for the past 10 years, supporting the Company’s product strategy relating to the shift of its focus to solution-based products. Mr. Eilam has vast experience in the unattended payment market.

On May 17, 2005, the Company and Mr. Eilam entered into an employment agreement. Since 2012, Mr. Eilam has been the Company’s Vice President of Research and Development, in consideration of a monthly gross salary of NIS 40,000 and other standard benefits. In addition, and pursuant to the employment agreement, Mr. Eilam shall be eligible to receive an annual bonus of up to 3 months’ gross base salary. Currently there are no changes to Mr. Eilam’s compensation in connection with his appointment as Chief Executive Officer.

There are no arrangements or understandings between Mr. Eilam and any other persons pursuant to which he was elected as the Company’s Chief Executive Officer, and, except for the employment agreement described above, Mr. Eilam has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Eilam does not have a family relationship with any member of the Board of Directors of the Company or any executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: November 3, 2021	By:	/s/ Assaf Cohen
	Name:	Assaf Cohen
	Title:	Chief Financial Officer

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